UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2009

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 29, 2009, Tennant Company entered into a Private Shelf Agreement (the “Shelf Agreement”) with Prudential Investment Management, Inc. and Prudential affiliates from time to time party thereto. The Shelf Agreement provides Tennant and its subsidiaries access to an uncommitted, senior secured, maximum aggregate principal amount of $80 million.

The minimum principal amount of the private shelf notes that can be issued at any time under the Shelf Agreement is $5 million with an issuance fee of .10% of the U.S. dollar equivalent of the principal amount of the issued shelf notes, payable on the date of issuance.  The Shelf Agreement also provides for other fees, including a fee of an additional 1.00% per annum, in addition to the interest accruing on the shelf notes, in the event the amount of capital required to be held in reserve by a holder of the shelf notes in respect of such shelf notes is greater than the amount which would be required to be held in reserve with respect to promissory notes rated investment grade by a nationally recognized rating agency.  Any private shelf note issued during the issuance period may have a maturity of up to 12 years, provided that the average life for each private shelf note issued is no more than 10 years after the original issuance date.  Prepayments of the shelf notes will be subject to payment of yield maintenance amounts to the holders of the shelf notes.

The Shelf Agreement contains representations, warranties and covenants, including but not limited to covenants restricting Tennant’s ability to incur indebtedness and liens and merge or consolidate with another entity. Further, the Shelf Agreement contains a covenant requiring Tennant to maintain an indebtedness to EBITDA ratio for the second and third quarters of 2009 of not greater than 4.00 to 1 and 5.5 to 1, respectively, and thereafter as of the end of each quarter of not greater than 3.5 to 1.  The Shelf Agreement also contains a covenant requiring Tennant to maintain an EBITDA to interest expense ratio for the third quarter of 2009 to not less than 3.25 to 1, and thereafter of no less than 3.5 to 1. The Shelf Agreement contains a cap on permitted acquisitions of $2.0 million for the 2009 fiscal year and other limitations on the permitted acquisitions amount based on Tennant’s leverage ratio in fiscal years after 2009.  Finally, the Shelf Agreement prohibits Tennant from conducting share repurchases during the 2009 fiscal year and limits the payment of dividends or repurchases of stock in fiscal years after 2009 to an amount ranging from $12.0 million to $40.0 million based on the Company’s leverage ratio after giving effect to such payments.

A copy of the Shelf Agreement, containing the full terms of conditions of the facility, is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under "Item 1.01. Entry into a Material Definitive Agreement" with respect to the Shelf Agreement is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Tennant Company

Date: July 30, 2009	By:	/s/ Heidi M. Hoard
Heidi M. Hoard
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
10.1	Shelf Agreement dated as of July 29, 2009	Filed Electronically